Exhibit 23.1

Audit • Tax • Consulting • Financial Advisory Registered with Public Company Accounting Oversight Board (PCAOB)

EOS Inc.
Room 1106, 11F., No. 101, Section 2, Nanjing E. Road,
Zhongshan District, Taipei City, 104
Taiwan (Republic of China)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 25, 2015, in the Registration Statement (Form S-1) and related Prospectus of EOS Inc.

/s/ KCCW Accountancy Corp
Diamond Bar, California
October 21, 2015